                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                (In thousands, except per share data)
                                                                  QUARTER ENDED             QUARTER ENDED
                                                              SEPTEMBER 28, 1997            SEPTEMBER 29, 1996
                                                              ------------------            ------------------
Weighted average number
   of common shares outstanding...........................            115,432                  112,477
   Shares issuable pursuant to employee stock option
       plans less shares assumed repurchased at the
       average market price...............................              1,736                    2,657
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable preferred
       securities.........................................              7,573                      749
   Shares issuable upon conversion of exchangeable
       shares.............................................             16,450                   16,450
                                                                     --------                 --------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE......................            141,191                  132,333
     Add net additional shares issuable pursuant to
       employee stock option plans at period-end
       market price.......................................                 23                      221
                                                                     --------                 --------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS  PER COMMON SHARE...............            141,214                  132,554
                                                                      =======                  =======

Net income ...............................................           $ 52,968                 $ 46,941
   Add distribution savings on assumed conversion of
     company-obligated mandatorily redeemable
     preferred securities, net of tax.....................              1,539                      154
                                                                     --------                 --------
Net income for computation of primary and
fully...........diluted earnings per common share.........           $ 54,507                 $ 47,095
                                                                     ========                 ========
Net income per common share:
   Assuming primary dilution..............................               $.39                     $.36
                                                                         ====                     ====

   Assuming full dilution.................................               $.39                     $.36
                                                                         ====                     ====


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





                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                (In thousands, except per share data)
                                                                   YEAR-TO-DATE             YEAR-TO-DATE
                                                                 SEPTEMBER 28, 1997        SEPTEMBER 29, 1996
                                                                -------------------       -------------------
Weighted average number
   of common shares outstanding...........................            114,945                  109,062
   Shares issuable pursuant to employee stock option
       plans less shares assumed repurchased at the
       average market price...............................              1,659                    2,596
   Shares issuable upon conversion of company-
       obligated mandatorily redeemable preferred
       securities.........................................              7,573                      250
   Shares issuable upon conversion of exchangeable
       shares.............................................             16,450                   16,450
                                                                     --------                 --------
NUMBER OF SHARES FOR COMPUTATION OF
   PRIMARY EARNINGS PER COMMON SHARE......................            140,627                  128,358
     Add net additional shares issuable pursuant to
       employee stock option plans at period-end
       market price.......................................                 43                      93
     Add additional shares issuable
       assuming conversion of
       subordinated debentures............................                 -                     3,192
                                                                     --------                 --------
NUMBER OF SHARES FOR COMPUTATION OF
   FULLY DILUTED EARNINGS  PER COMMON SHARE...............            140,670                  131,643
                                                                      =======                  =======

Net income ...............................................           $134,601                 $115,699
   Add distribution savings on assumed conversion of
     company-obligated mandatorily redeemable
     preferred securities, net of tax.....................              4,617                      154
                                                                     --------                 --------
Net income for computation of primary earnings
   per common share.......................................            139,218                  115,853
     Add interest savings on assumed conversion
     of subordinated debentures, net of tax...............                 -                     1,014
                                                                     --------                 --------
Net income for computation of fully diluted
     earnings per common share............................           $139,218                 $116,867
                                                                     ========                 ========
Net income per common share:
   Assuming primary dilution..............................               $.99                     $.90
                                                                         ====                     ====

   Assuming full dilution.................................               $.99                     $.89
                                                                         ====                     ====




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